Exhibit 99.1

Instinet Group

Media Release

Investor Contact

Lisa Kampf

Instinet Group Incorporated

212 231 5022

lisa.kampf@instinet.com

Media Contact

Stephen Austin

Instinet Group Incorporated

212 231 5331

stephen.austin@instinet.com

INSTINET GROUP ANNOUNCES FIRST QUARTER 2005 EARNINGS

NEW YORK, April 25, 2005 -- Instinet Group Incorporated (Nasdaq: INGP) today announced net income of $14 million or $0.04 per diluted share for the first quarter of 2005 compared to net income of $22 million or $0.06 per diluted share for the first quarter of 2004 and net income of $9 million or $0.03 per diluted share for the fourth quarter of 2004. The first quarter 2005 results included $3 million in net investment gains, $1 million reversal of previously recognized severance expense and $1 million in deal related advisory fees. Excluding these items and the related tax effect, pro forma net income for the first quarter of 2005 was $12 million, or $0.03 per diluted share compared to pro forma net income of $16 million or $0.05 per diluted share for the first quarter of 2004 and pro forma net income of $20 million, or $0.06 per diluted share for the fourth quarter of 2004. (All periods presented have been restated to incorporate Bridge Trading Company, which was acquired on March 31, 2005.)

Edward J. Nicoll, Chief Executive Officer of Instinet Group, commented, "This quarter, Instinet Group posted its fifth consecutive profitable quarter, despite challenging business conditions and an increasingly competitive landscape. Furthermore, as we announced last week, Instinet Group has signed a merger agreement with The NASDAQ Stock Market, Inc., and one result will be the purchase of Instinet, The Institutional Broker, from NASDAQ by a group led by Silver Lake Partners and Instinet senior management. The new owners and operators of Instinet will remain dedicated to offering institutional customers around the world technologically sophisticated trading products and services."

Financial Performance

Instinet Group

Revenues

Total consolidated revenues for Instinet Group, net of interest, were $316 million for the first quarter of 2005, down 12% from the first quarter of 2004 and level with the fourth quarter of 2004.

Expenses

Total expenses for the first quarter of 2005 were $295 million, down 8% from the first quarter of 2004 and down 5% from the fourth quarter of 2004. The decrease compared to the fourth quarter of 2004 was due to a $24 million goodwill impairment charge in the fourth quarter of 2004 associated with Bridge Trading Company, a lower net investment gain, lower compensation and benefits, depreciation and amortization, communications and equipment, professional fees and marketing and business development expenses, partially offset by increases in occupancy and other expenses.

Cost of revenues was $195 million, 5% higher than the fourth quarter of 2004 primarily due to higher transaction volumes.

Transaction related regulatory fees recorded as an expense in brokerage, clearing and exchange fees totaled $17 million, $11 million and $20 million for the three months ended March 31, 2005, December 31, 2004 and March 31, 2004, respectively.

Direct expenses were $102 million for the first quarter of 2005, down 8% from the fourth quarter of 2004.

  Compensation and benefits expense was $53 million in the first quarter of 2005, down 12% from the previous quarter primarily due to lower variable compensation associated with lower profitability and lower severance expense partially offset by higher stock based compensation expense. The first quarter of 2005 included a $1 million reversal of previously recognized severance expense while the fourth quarter of 2004 included $7 million of severance expense.
  Communications and equipment expense was $14 million, down 10% from the previous quarter, primarily due to lower client communication and market data expenses.
  Depreciation and amortization expense was $10 million, down 23% from the previous quarter primarily due to lower depreciation of computer equipment.
  Other expense was $6 million, up $4 million from the previous quarter, primarily due to higher legal-related expenses and an increase in bad debt expense as the fourth quarter of 2004 had higher levels of recoveries of aged customer receivables.

Balance Sheet

At March 31, 2005, Instinet Group had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $843 million, down $113 million from $956 million at December 31, 2004 due to an increase in firm cash used in customer settlement activities and seasonal payments related to 2004 incentive compensation. At March 31, 2005, total assets were approximately $1.8 billion and shareholders' equity was approximately $1.1 billion. There were approximately 339 million shares of common stock outstanding as of March 31, 2005. On March 31, 2005, Instinet Group's total headcount was 1,029 employees compared to 1,049 on December 31, 2004. Headcount at March 31, 2005 included 855 employees from Instinet including 49 employees from Bridge Trading Company, 78 employees from INET and 96 employees from Instinet Group. (Headcount statistics for all periods presented have been restated to incorporate Bridge Trading Company, which was acquired on March 31, 2005.)

Company Highlights
        Instinet Group announced on April 22, 2005 that it entered into a definitive agreement pursuant to which The Nasdaq Stock Market Inc. (NASDAQ) will acquire Instinet Group. NASDAQ will acquire all outstanding shares of Instinet Group for an aggregate purchase price of approximately $1.88 billion in cash, or $5.44 per share2 (on a fully diluted basis).
        Upon completion of the transaction, INET will be combined with NASDAQ's current operations. Instinet, The Institutional Broker, will be acquired by Silver Lake Partners from NASDAQ immediately following the NASDAQ acquisition of Instinet Group. Instinet Group's subsidiary, Lynch, Jones & Ryan, Inc. (LJR) will be acquired by The Bank of New York.
        In addition to its approval of the NASDAQ and LJR transactions described above, Instinet Group's Board has approved the declaration of a dividend to all stockholders in an amount not to exceed the net proceeds of the LJR transaction. The dividend will be declared at the time the LJR transaction closes.  Any dividend will result in a reduction in the merger consideration to be received by shareholders in the transaction with NASDAQ.
        On March 31, 2005 Instinet Group acquired Bridge Trading Company, an agency execution broker, from Reuters for 3,751,527 shares of INGP stock, valued at approximately $21.5 million. All financial historical information has been restated as if the company had always been owned by Instinet Group. Bridge Trading Company is included in the results of the Instinet, The Institutional Broker, business segment.

Business Segments3

Instinet, The Institutional Broker
  Instinet reported net income before income taxes of $9 million for the first quarter of 2005, compared to $7 million in the fourth quarter of 2004.
  Total revenues, net of interest, were $197 million, 2% lower than the fourth quarter of 2004, primarily due to lower revenue capture per share partially offset by higher U.S. and non-U.S. equity market volumes.

_________________

2 Based upon 345.4 million fully diluted shares (338.5 million shares outstanding at March 31, 2005 and an additional 6.8 million shares of stock equivalents related to outstanding employee stock options and performance share awards).

3 See also "Earnings Releases -- Financial Tables" on our website at www.investor.instinetgroup.com.

  Instinet's customers traded an average of 121 million U.S. shares a day in the first quarter of 2005, up 3% from 117 million shares a day during the fourth quarter of 2004. Average daily consideration in non-U.S. equities for the first quarter of 2005 was $844 million, a 14% increase from the fourth quarter of 2004.
  Cost of revenues as a percentage of total transaction fees was 55% in the first quarter of 2005 compared to 52% in the fourth quarter of 2004.
  Gross margin of $91 million for the first quarter of 2005, was $7 million, or 7%, lower than the fourth quarter of 2004.
  Direct expenses of $82 million for the first quarter of 2005 were down $9 million, or 10%, from the fourth quarter of 2004.

INET, The electronic marketplace

  INET reported net income before income taxes of $10 million for the first quarter of 2005, down $2 million from the fourth quarter of 2004.
  Total revenues, net of interest, were $125 million, 3% higher than the previous quarter primarily due to higher U.S. market volumes and higher market share in the first quarter of 2005.
  INET reported NASDAQ-listed average matched equity share volume of 521 million shares per day in the first quarter of 2005, up 14% from the previous quarter. INET's share of the total market in NASDAQ-listed equity trading was 26.3% in the first quarter of 2005, up from 24.6% in the previous quarter.
  INET reported U.S. exchange-listed average matched equity share volume of 70 million shares per day in the first quarter of 2005, down from 73 million in the previous quarter. INET's share of the total market in U.S. exchange-listed equity trading was 3.1% in the first quarter of 2005, down from 3.4% in the previous quarter.
  Cost of revenues as a percentage of total transaction fees was 78% in the first quarter of 2005 compared to 74% in the fourth quarter of 2004.
  Gross margin was $28 million for the first quarter of 2005, 12% lower than the previous quarter.
  Direct expenses of $18 million for the first quarter of 2005 were down 10% from the fourth quarter of 2004.

Business Highlights

On April 18, 2005, substantially all INET customer flow coming through Instinet's Smartrouter was migrated to RASH (routing and special handling), INET's recently developed proprietary routing technology. As a result of this migration, INET is now substantially independent of Instinet's routing technology.

Webcast

Instinet Group will webcast a conference call to discuss its first quarter results at 10:00 a.m. New York time on April 25th at http://www.investor.instinetgroup.com. A replay will be available at the same address following the call.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

  Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Inc., Instinet Group's commission recapture subsidiary is also a part of Instinet.
  INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

# # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

Instinet, The Institutional Broker, represents Instinet, LLC and its affiliates, not including the direct subsidiaries of Inet Holding Company, Inc. and Lynch, Jones & Ryan, Inc.

Copyright 2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC (branded Instinet, The Institutional Broker), member NASD/SIPC; Inet ATS, Inc. (branded INET, The electronic marketplace), member NASD/NSX/SIPC; Lynch, Jones & Ryan, Inc., member NASD/SIPC; are subsidiaries of Instinet Group Incorporated which is part of the Reuters family of companies.

Where to Find Additional Information about Instinet, NASDAQ and the Merger

Instinet Group intends to file a proxy statement of Instinet Group in connection with the proposed merger. Instinet Group stockholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about Instinet Group, NASDAQ and the proposed merger. In addition to the documents described above, Instinet Group and NASDAQ file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Instinet Group or NASDAQ are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.instinetgroup.com and http://www.nasdaq.com, respectively.

Instinet Group, NASDAQ and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Instinet Group stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Instinet Group is set forth in the Instinet Group proxy statement for its 2005 annual meeting which was filed with the SEC on April 15, 2005. A description of certain interests of the directors and officers of NASDAQ is set forth in NASDAQ's proxy statement for its 2005 annual meeting, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.
Instinet Group Incorporated
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended				Six Months Ended
	Jun 30,		Mar 31,	Jun 30,	Jun 30,	Jun 30,
	2005		2005	2004	2005	2004
Revenue
Transaction fees	$ 252,960		$ 271,591	$ 273,756	$ 524,551	$ 582,689

Interest income	7,073		6,035	4,363	13,108	8,862
Interest expense	(739)		(817)	(773)	(1,556)	(1,822)
Interest income, net	6,334		5,218	3,590	11,552	7,040

Total revenues, net	259,294		276,809	277,346	536,103	589,729

Cost of Revenues
Soft dollar and commission recapture	36,904		40,453	43,936	77,357	91,721
Broker-dealer rebates	67,992		73,020	62,388	141,012	130,535
Brokerage, clearing and exchange fees	56,141		52,687	51,807	108,828	112,216
Total cost of revenues	161,037		166,160	158,131	327,197	334,472

Gross margin	98,257		110,649	119,215	208,906	255,257

Direct Expenses
Compensation and benefits	61,047		48,876	53,454	109,923	109,853
Communications and equipment	14,092		13,268	16,989	27,360	38,789
Depreciation and amortization	10,382		10,128	16,301	20,510	31,776
Occupancy	9,769		10,155	9,449	19,924	18,846
Professional fees	10,815		7,112	8,161	17,927	13,158
Marketing and business development	1,559		1,111	4,845	2,670	7,930
Other	2,768		5,598	2,541	8,366	5,191
Total direct expenses	110,432		96,248	111,740	206,680	225,543

Contractual settlement	-		-	(7,250)	-	(7,250)
Investments	(24,690)		(2,915)	-	(27,605)	(4,674)
Insurance recovery	-		-	-	-	(5,116)
Total expenses	246,779		259,493	262,621	506,272	542,975

Income from continuing operations before income taxes	12,515		17,316	14,725	29,831	46,754
Income tax provision	6,132		5,890	5,647	12,022	19,521
Income from continuing operations before discontinued operations	6,383	#	11,426	9,078	17,809	27,233
Discontinued operations:
Income from operations of LJR, net of tax	2,001		2,476	3,031	4,477	6,681
Net income	$ 8,384		$ 13,902	$ 12,109	$ 22,286	$ 33,914

BASIC AND DILUTED EARNINGS PER SHARE
Income from continuing operations before discontinued operations	$ 0.02		$ 0.03	$ 0.03	$ 0.05	$ 0.08
Discontinued operations:
Income from operations of LJR, net of tax	-		0.01	0.01	0.02	0.02
Net income	$ 0.02		$ 0.04	$ 0.04	$ 0.07	$ 0.10

Weighted average shares outstanding - basic	339,765		338,277	336,034	339,025	335,517
Weighted average shares outstanding - diluted	341,505		340,558	338,871	340,890	338,465

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Operating Data
(Unaudited)
		Three Months Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
		2005	2005	2004	2004	2004	2004
U.S. Market
	Trade Days	64	61	64	64	62	62

	Average daily NASDAQ-listed equity share volume (millions)	1,746	1,981	1,865	1,542	1,735	2,030
	Average daily U.S. exchange-listed equity share volume (millions)	2,193	2,252	2,119	1,853	2,072	2,255
	Average daily U.S. equity share volume (millions)	3,939	4,233	3,984	3,395	3,807	4,285

	Total U.S. equity share volume (millions)	252,113	258,190	254,969	217,305	236,023	265,685

Instinet, The Unconflicted Institutional Broker
	A. U.S. Equities 1

	Our total average daily volume (million shares)	93	111	106	92	101	111
	Our share of total market	2.4%	2.6%	2.7%	2.7%	2.7%	2.6%

	Our average daily volume (million shares) - Institutional and Crossing	61	77	77	67	77	89
	Average amount charged to client per share (cents per share) 2 - Institutional and Crossing	1.38	1.34	1.40	1.52	1.49	1.46

	Our average daily volume (million shares) - Institutional Correspondents	32	34	29	25	24	22
	Average amount charged to client per share (cents per share) 2 - Institutional Correspondents	0.05	0.05	0.06	0.06	0.08	0.11

	B. Non-US Equities 3
	Our average daily consideration (millions)	$ 907	$ 844	$ 742	$ 678	$ 901	$ 932
	Average basis points charged to client per consideration traded	4.5	5.0	5.3	5.4	5.2	5.3

INET, The electronic marketplace
	A. Our Matched Average Daily Volume 4

	Our NASDAQ-listed equity share volume (million shares)	453	521	459	401	433	505
	Our share of total market	26.0%	26.3%	24.6%	26.0%	25.0%	24.9%

	Our U.S. exchange-listed equity share volume (million shares)	85	70	73	72	71	64
	Our share of total market	3.9%	3.1%	3.4%	3.9%	3.4%	2.8%

	Our total U.S. equity share volume (million shares)	538	591	532	473	504	569
	Our share of total market	13.6%	14.0%	13.4%	13.9%	13.2%	13.3%

	B. Our Routed Average Daily Volume (million shares) 5	180	143	119	115	115	91

Headcount 6		938	1,029	1,049	1,128	1,138	1,176

1

Instinet average daily U.S. equity share volume is counted as the sum of our customers' share volume per side related to a trade. For example a matched trade where one customer buys 100 shares and the other sells 100 shares is counted as 200 shares; if the buy or sell order were routed out, we would count 100 shares on the customer side.

Institutional and Crossing comprise certain U.S. buy-side clients, hedge funds and other clients. Crossing includes order flow from both buy-side and sell-side clients who execute though our after hours cross. Institutional Correspondents represent our direct market access U.S. buy-side clients.

	All periods presented have been restated to exclude Lynch, Jones & Ryan which is a discontinued operation.
2	The amount charged per share is the average cents per share charged net of soft dollar and commission recapture expenses.
3	Commissions on international transactions are presented as basis points (one hundred of one percent) of the total value (consideration) of the transaction.
4

In computing our U.S. share volume for INET in either NASDAQ-listed or U.S. exchange-listed equities, we count the customer share volume on one side of the matched trade. Matched volume reflects transactions where the buyer and seller are matched on INET.

For example, where a customer sells 100 shares to another customer as a matched trade, we count 100 shares. INET share volume includes transactions sent to it by Instinet, the Institutional Broker and prior quarters have been recalculated to include this volume.

In computing our total market share, our numerator share volume is counted as described above for each market where we disclose a market share statistic. The denominator for NASDAQ market share is total NASDAQ share volume as published by NASDAQ. For U.S. exchange-listed market share, the denominator is the total share volume of U.S. listed markets obtained from a widely recognized market data vendor. Listed markets include the New York Stock Exchange, American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, National Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange. Historical amounts may be restated due to updates of volume information from these sources.

5	Routed volume reflects transactions where the trade was not matched on INET.
6	Instinet Group headcount is as of the end of the reporting period and includes LJR for all periods presented.

Instinet Group Incorporated
Consolidated Statement of Operations - Three Months Ended June 30, 2005
(In thousands)
(Unaudited)
	Three Months Ended June 30, 2005
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$ 142,297	$ 117,650	$ (6,987)	$ -	$ 252,960

Interest income, net	2,383	517	-	3,434	6,334
Total revenue, net	144,680	118,167	(6,987)	3,434	259,294

Cost of revenues
Soft dollar and commission recapture	36,904	-	-	-	36,904
Broker-dealer rebates	-	67,992	-	-	67,992
Brokerage, clearing and exchange fees	37,898	25,230	(6,987)	-	56,141
Total cost of revenues	74,802	93,222	(6,987)	-	161,037

Gross margin	69,878	24,945	-	3,434	98,257

Direct Expenses
Compensation and benefits	47,385	4,116	-	9,546	61,047
Communications and equipment	12,217	1,556	-	319	14,092
Depreciation and amoritization	8,187	1,977	-	218	10,382
Occupancy	7,296	518	-	1,955	9,769
Professional fees	3,550	443	-	6,822	10,815
Marketing and business development	1,194	234	-	131	1,559
Other	2,454	(200)	-	514	2,768
Technology service company charges	(1,344)	1,344	-	-	-
Corporate overhead charges	10,709	5,362	-	(16,071)	-
Total direct expenses	91,648	15,350	-	3,434	110,432

Investments	-	-	-	(24,690)	(24,690)

Total expenses	166,450	108,572	(6,987)	(21,256)	246,779

Income (loss) from continuing operations before income taxes	$ (21,770)	$ 9,595	$ -	$ 24,690	$ 12,515

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under the heading "Investor Relations" for historical data.

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Consolidated Statement of Operations - Six Months Ended June 30, 2005
(In thousands)
(Unaudited)
	Six Months Ended June 30, 2005
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$ 296,849	$ 241,988	$ (14,286)	$ -	$ 524,551

Interest income, net	4,920	920	-	5,712	11,552
Total revenue, net	301,769	242,908	(14,286)	5,712	536,103

Cost of revenues
Soft dollar and commission recapture	77,357	-	-	-	77,357
Broker-dealer rebates	-	141,012	-	-	141,012
Brokerage, clearing and exchange fees	74,127	48,987	(14,286)	-	108,828
Total cost of revenues	151,484	189,999	(14,286)	-	327,197

Gross margin	150,285	52,909	-	5,712	208,906

Direct Expenses
Compensation and benefits	80,941	8,489	-	20,493	109,923
Communications and equipment	23,725	2,829	-	806	27,360
Depreciation and amoritization	16,063	3,971	-	476	20,510
Occupancy	14,739	954	-	4,231	19,924
Professional fees	7,435	569	-	9,923	17,927
Marketing and business development	2,163	363	-	144	2,670
Other	5,705	1,125	-	1,536	8,366
Technology service company charges	(4,773)	4,773	-	-	-
Corporate overhead charges	21,389	10,508	-	(31,897)	-
Total direct expenses	167,387	33,581	-	5,712	206,680

Investments	-	-	-	(27,605)	(27,605)

Total expenses	318,871	223,580	(14,286)	(21,893)	506,272

Income (loss) from continuing operations before income taxes	$ (17,102)	$ 19,328	$ -	$ 27,605	$ 29,831

	See also table titled "Statements of Operations - Segments" on our website at www.investor.instinetgroup.com under the heading "Investor Relations" for historical data.

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Statements of Operations - Instinet, The Unconflicted Institutional Broker
(In thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,	Jun 30,
	2005	2005	2004	2005	2004
Revenue
Transaction fee	$ 135,310	$ 147,253	$ 160,061	$ 282,563	$ 344,490
Clearing revenue	6,987	7,299	6,731	14,286	17,121
Total transaction fees	142,297	154,552	166,792	296,849	361,611

Interest income, net	2,383	2,537	3,147	4,920	6,382
Total revenues, net	144,680	157,089	169,939	301,769	367,993

Cost of Revenues
Soft dollar and commission recapture	36,904	40,453	43,936	77,357	91,721
Brokerage, clearing and exchange fees	37,898	36,229	36,311	74,127	80,961
Total cost of revenues	74,802	76,682	80,247	151,484	172,682

Gross margin	69,878	80,407	89,692	150,285	195,311

Direct Expenses
Compensation and benefits	47,385	33,556	45,257	80,941	87,264
Communications and equipment	12,217	11,508	14,996	23,725	31,685
Depreciation and amortization	8,187	7,876	13,652	16,063	26,130
Occupancy	7,296	7,443	8,051	14,739	16,347
Professional fees	3,550	3,885	4,914	7,435	7,910
Marketing and business development	1,194	969	2,611	2,163	5,163
Other	2,454	3,251	2,510	5,705	4,689
Technology service company charges	(1,344)	(3,429)	(6,664)	(4,773)	(14,810)
Corporate overhead charges	10,709	10,680	8,058	21,389	18,532
Total direct expenses	91,648	75,739	93,385	167,387	182,910

Total expenses	166,450	152,421	173,632	318,871	355,592

Income (loss) from continuing operations before income taxes	$ (21,770)	$ 4,668	$ (3,693)	$ (17,102)	$ 12,401

NOTE:	All periods presented have been restated to include LJR as a discontinued operation.

Instinet Group Incorporated
Statements of Operations - INET, The electronic marketplace
(In thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,	Jun 30,
	2005	2005	2004	2005	2004
Revenue
Transaction fees	$ 117,650	$ 124,338	$ 111,059	$ 241,988	$ 230,858

Interest income, net	517	403	443	920	658
Total revenues, net	118,167	124,741	111,502	242,908	231,516

Cost of Revenues
Broker-dealer rebates	67,992	73,020	62,388	141,012	130,535
Brokerage, clearing and exchange fees	25,230	23,757	19,591	48,987	41,035
Total cost of revenues	93,222	96,777	81,979	189,999	171,570

Gross margin	24,945	27,964	29,523	52,909	59,946

Direct Expenses
Compensation and benefits	4,116	4,373	3,072	8,489	6,880
Communications and equipment	1,556	1,273	1,501	2,829	5,844
Depreciation and amortization	1,977	1,994	2,411	3,971	4,994
Occupancy	518	436	384	954	953
Professional fees	443	126	603	569	880
Marketing and business development	234	129	1,346	363	2,068
Other	(200)	1,325	(502)	1,125	(625)
Technology service company charges	1,344	3,429	6,664	4,773	14,810
Corporate overhead charges	5,362	5,146	2,876	10,508	6,829
Total direct expenses	15,350	18,231	18,355	33,581	42,633

Total expenses	108,572	115,008	100,334	223,580	214,203

Income (loss) from continuing operations before income taxes	$ 9,595	$ 9,733	$ 11,168	$ 19,328	$ 17,313

Instinet Group Incorporated
Statements of Operations - Corporate
(In thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,	Jun 30,
	2005	2005	2004	2005	2004

Interest income, net	$ 3,434	$ 2,278	$ -	$ 5,712	$ -

Direct Expenses
Compensation and benefits	9,546	10,947	5,125	20,493	15,709
Communications and equipment	319	487	492	806	1,260
Depreciation and amortization	218	258	238	476	652
Occupancy	1,955	2,276	1,014	4,231	1,546
Professional fees	6,822	3,101	2,644	9,923	4,368
Marketing and business development	131	13	888	144	699
Other	514	1,022	533	1,536	1,127
Technology service company charges	-	-	-	-	-
Corporate overhead charges	(16,071)	(15,826)	(10,934)	(31,897)	(25,361)
Total direct expenses	3,434	2,278	-	5,712	-

Income (loss) from operations before investments and income taxes	$ -	$ -	$ -	$ -	$ -

Instinet Group Incorporated
Reconciliation of Pro Forma Operating Results for 2Q05
(In thousands, except per share amounts)
(Unaudited)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting principles in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in context with our GAAP results. A reconciliation of our non-GAAP measurements is provided below.

Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, fixed asset write-offs, contractual settlements, goodwill and intangible asset impairment, insurance recoveries, advisory fees and the related tax effects of those items. The following schedule reconciles our pro forma net income to our GAAP financial results:

	Three Months Ended						Six Months Ended
	Jun 30,		Mar 31,		Jun 30,		Jun 30,		Jun 30,
	2005		2005		2004		2005		2004

Total revenues, net, as reported	$ 259,294		$ 276,809		$ 277,346		$ 536,103		$ 589,729

Total expenses, as reported	246,779		259,493		262,621		506,272		542,975
Severance included in compensation and benefits	(15,886)		737		(3,668)		(15,149)		(3,668)
Advisory fees in professional fees	(5,093)		(1,186)		-		(6,279)		-
Asset write-offs in depreciation and amortization	(804)	#	-	#	(2,018)	#	(804)	#	(2,018)
Contractual settlements	-		-		7,250		-	#	7,250
Investments	24,690		2,915		-		27,605		4,674
Insurance recovery	-		-		-		-		5,116
Pro forma operating expenses	249,686		261,959		264,185		511,645		554,329

Pro forma income from continuing operations before income taxes	9,608		14,850		13,161		24,458		35,400

Income tax provision, as reported	6,132		5,890		5,647		12,022		19,521
Tax effect of pro forma adjustments	(1,758)		(150)		(1,495)		(1,908)		(5,803)
Pro forma provision for income taxes	4,374		5,740		4,152		10,114		13,718

Income from continuing operations, as reported	6,383		11,426		9,078		17,809		27,233
Net effect of pro forma adjustments	(1,149)		(2,316)		(69)		(3,465)		(5,551)
Pro forma income from continuing operations	$ 5,234		$ 9,110		$ 9,009		$ 14,344		$ 21,682

Earnings per share from continuing operations - basic and diluted, as reported	$ 0.02		$ 0.03		$ 0.03		$ 0.05		$ 0.08
Net effect of pro forma adjustments	-		-		-		(0.01)		(0.02)
Pro forma earnings per share from continuing operations - basic and diluted	$ 0.02		$ 0.03		$ 0.03		$ 0.04		$ 0.06

Weighted average shares outstanding - basic	339,765		338,277		336,034		339,025		335,517
Weighted average shares outstanding - diluted	341,505		340,558		338,871		340,890		338,465